EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Southern Arizona Bancorp, Inc.:


We consent to the use of our report dated January 24, 1996, with respect to the consolidated financial statements of Southern Arizona Bancorp, Inc. as of December 31, 1995 and 1994, and for each of the years then ended included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                                    /s/ MCGLADREY & PULLEN LLP
                                                    ---------------------------
                                                    MCGLADREY & PULLEN LLP

Phoenix, Arizona
April 8, 1996


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